Exhibit 99.1

Corvex Announces Significant Data Center Expansion; Increasing Current Capacity 5x with Contracted Path to 13x

Critical IT capacity expected to increase more than five times from approximately 1.5 MW to approximately 8 MW by year-end 2026

Right of first refusal on an additional 12.5 MW expansion opportunity at the Midwest site provides potential pathway to more than 20 MW of total critical IT capacity, resulting in 13x increase to existing capacity

Expansion expected to support approximately 3,000 additional latest-generation GPUs across two U.S. data centers

$33 million private placement secured to fund expansion plans; expected to increase pro forma cash and cash equivalents to approximately $55 million compared to $22 million reported as of June 30, 2026

ARLINGTON, Va., August 31, 2026 — Corvex, Inc. (Nasdaq: MOVE), an engineering-led AI computing platform specializing in secure, GPU-accelerated infrastructure for AI workloads, today announced a more than fivefold increase in its critical IT power capacity, with the ability to scale to 13 times its current critical IT power capacity. The expansion involves doubling capacity at the Company’s existing Mid-Atlantic data center and establishing operations at a second existing enterprise-scale data center in the Midwest. Together, the deployments are expected to increase Corvex’s critical IT power capacity from approximately 1.5 MW today to approximately 8 MW by the end of 2026. Both sites are expected to be ready for service in the fourth quarter of 2026. The Company anticipates generating revenue from these expansions starting in the first quarter of 2027.

The deployments are expected to bring approximately 2,000 latest-generation GPUs online at the Midwest site, with approximately 1,000 additional GPUs at the Mid-Atlantic site. Both clusters have been designed around published vendor reference architectures for these platforms and will be made available as bare metal or with a managed Kubernetes orchestration layer.

Corvex has secured a right of first refusal on an additional 12.5 MW of critical IT power capacity at the Midwest site, which is anticipated to be ready for service in the third quarter of 2027, and will market that capacity to prospective customers. The expansion can be designed around a customer’s needs. If Corvex exercises its right of first refusal and contracts for that capacity, total critical IT power capacity could exceed 20 MW. This expansion is subject to, among other things, capital availability, customer commitments, equipment delivery, utility energization and local permitting, and there can be no assurance that this expansion will be pursued or completed.

“The scarce input in AI infrastructure is energized power inside a finished building. We have secured more than five times as much of it, with the right to scale to more than 20 megawatts in 2027,” said Jay Crystal, co-CEO and co-founder of Corvex.

Corvex recently commenced discussions with potential customers to match this new capacity with demand from its existing pipeline and new customers introduced through partner co-selling initiatives. Based on initial discussions and current market conditions, the Company believes there is an opportunity to secure multi-year, take-or-pay commitments at prevailing market rates for long-term GPU-as-a-Service contracts. These arrangements may also include high-throughput storage and CPU compute services, creating additional revenue opportunities beyond GPU capacity. There can be no assurance that any customer agreement will be entered into, or that any such agreement would be on the terms, at the pricing or of the duration described above.

Corvex has executed definitive agreements for both the Mid-Atlantic expansion and the new Midwest site. Both deployments sit within existing enterprise data center facilities with live utility power, which can shorten deployment timelines and reduce development risk relative to greenfield construction.

The expansion will be funded with proceeds from a private placement of common stock and Series D Preferred Stock (“PIPE”) led by Goldman Sachs & Co. LLC, Morgan Stanley and Oppenheimer & Co. acting as Joint Lead Placement Agents. The transaction is expected to generate approximately $33 million in gross proceeds, before fees and expenses. Corvex entered into a securities purchase agreement with strategic institutional and accredited investors to issue 4.258 million shares of as-converted common restricted stock at a purchase price of $7.75 per share. The transaction is expected to close on or about September 2, 2026, subject to customary closing conditions. Corvex intends to use the proceeds to fund the expansion of its critical IT power capacity and continued development of its Amplified AI Cloud platform, Token Factory and Assured AI offerings.

A portion of the PIPE proceeds will accelerate development of the Corvex Token Factory offering, currently in closed alpha. The Corvex Token Factory is being designed to give customers reliable, scalable access via API to high-performing open-source models, all with a zero data retention policy and operated on a platform that is SOC 2 Type II certified, with support for HIPAA compliance. Proceeds will also fund continued development of Assured AI, the Company’s secure computing platform designed around a zero-trust architecture that is built to protect privacy-sensitive inference requests and customer model weights. Corvex plans to integrate Assured AI into its Token Factory to offer differentiated privacy and security.

“As inference volumes grow, enterprises are paying much closer attention to the cost of serving AI at scale. Token Factory is built to address that cost by offering near-frontier performance on most enterprise workloads at a fraction of the price per million tokens of frontier proprietary models,” said Seth Demsey, co-CEO and co-founder of Corvex. “The differentiation will be in the infrastructure and security layer beneath the API. Integrating our Assured AI security capabilities directly into the inference platform gives customers a way to combine lower-cost inference with greater control over sensitive prompts and model weights.”

About Corvex, Inc.

Corvex, Inc. (Nasdaq: MOVE) is an AI cloud computing company specializing in GPU-accelerated infrastructure for AI workloads, and a publicly traded pure-play AI compute platform. The company provides secure, scalable and cost-efficient compute resources through GPU-accelerated clusters, high-throughput storage and a layered architecture engineered for reliability, performance and efficiency at scale. Corvex’s product suite includes AI Factories and GPU Clusters, the Assured AI confidential-computing platform, as well as the Corvex Token Factory, an inference platform currently in closed alpha. For more information, visit corvex.ai.

Notice Regarding the Securities

The securities to be issued in the PIPE have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and are being offered and sold in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder. Such securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. Corvex has agreed to file a registration statement with the Securities and Exchange Commission to register the resale of the shares issued in the PIPE. This press release does not constitute an offer to sell, or the solicitation of an offer to buy, these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Cautionary Statements Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based upon current expectations or beliefs, as well as assumptions about future events. Forward-looking statements include all statements that are not historical facts and can generally be identified by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potentially,” “seek,” “should,” “target,” “will” or “would” or similar expressions and the negatives of those terms. These statements include, but are not limited to, statements relating to product capabilities, customer deployment, business strategy, growth plans and objectives for future operations, the anticipated closing of the PIPE, the expected use of proceeds, anticipated power and customer-readiness dates, expected megawatt capacity and expansion options, and statements regarding anticipated customer offtake agreements, contract duration, pricing and attach opportunities. Actual results could differ materially as a result of, among other factors: the failure to satisfy closing conditions; the Company’s inability to enter into customer offtake agreements at all, or on the duration, pricing or take-or-pay terms it anticipates; changes in prevailing market pricing for GPU-as-a-Service capacity; delays in GPU and long-lead equipment delivery; delays in utility energization or interconnection; local zoning, permitting and moratorium risk affecting expansion phases at either site; the Company’s dependence on third-party site partners and the execution of definitive agreements with them; the Company’s ability to obtain or maintain partner certifications and co-selling support; and the Company’s limited operating history. Actual results could differ materially from those expressed in or implied by the forward-looking statements due to a number of risks and uncertainties, including the risks and uncertainties described in the Company’s SEC reports, and under the heading “Risk Factors” in its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available at www.sec.gov and in other filings the Company makes and will make with the SEC. The forward-looking statements contained herein speak only as of the date of this press release. Except as required by law, the Company does not undertake any obligation to update or revise its forward-looking statements to reflect events or circumstances after the date of this press release.

Media Contact

Chris Donahoe, Stillpoint

corvex.media@stillpointglobaladvisors.com

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